                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Tesoro Petroleum Corporation

     We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-3 of our report dated February 10, 1994, included in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1993, and to the use of our report dated February 10, 1994, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the references to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE

San Antonio, Texas
May 10, 1994